SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2007
BROCADE COMMUNICATIONS SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-25601 (Commission File Number)	77-0409517 (I.R.S. Employer Identification Number)
1745 Technology Drive
San Jose, CA 95110

(Address, including zip code, of principal executive offices)
(408) 333-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On November 29, 2007, Brocade Communications Systems, Inc. issued a press release announcing its financial results for the fourth quarter and fiscal year ended October 27, 2007. A copy of the press release is attached as Exhibit 99.1, and the information in Exhibit 99.1 is incorporated herein by reference.
The information in Item 2.02 and Item 9.01 in this Current Report on Form 8-K and the exhibit attached hereto shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
Item 8.01 Other Events.
The Company also announced on November 29, 2007 that an additional $500 million had been authorized for repurchase of the Company’s common stock. As of the end of the Company’s fourth fiscal quarter ending October 27, 2007, the Company had $583 million remaining (including prior authorizations of $300 million and the additional $500 million authorization) under its total stock buyback authorization. Such repurchases may be made from time to time on the open market, in negotiated transactions off the market or pursuant to a 10b5-1 plan adopted by the Company.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
99.1	Press release, dated November 29, 2007, announcing financial results of Brocade Communications Systems, Inc. for the fourth quarter and fiscal year ended October 27, 2007.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROCADE COMMUNICATIONS SYSTEMS, INC.
Dated: November 29, 2007	By:	/s/ Richard Deranleau
Richard Deranleau
Chief Financial Officer and Vice President, Finance

Exhibit Index
99.1	Press release, dated November 29, 2007, announcing financial results of Brocade Communications Systems, Inc. for the fourth quarter and fiscal year ended October 27, 2007.